As filed with the Securities and Exchange Commission on July 9, 1998.

                            Registration No. 333-___________

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                    ------------------------------------------------
                                        FORM S-8
                              REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1933
                    ------------------------------------------------


                              CAL DIVE INTERNATIONAL, INC.
                 (Exact name of registrant as specified in its charter)

                                  MINNESOTA 95-3409686
                    (State or other jurisdiction of (I.R.S. employer
                   incorporation or organization) identification no.)

             400 N. SAM HOUSTON PARKWAY E., SUITE 400, HOUSTON, TEXAS 77060
              (Address of principal executive offices, including zip code)

                              CAL DIVE INTERNATIONAL, INC.
                        AMENDED 1995 INCENTIVE COMPENSATION PLAN
                                (Full title of the plan)

              Andrew C. Becher, Senior Vice President and General Counsel
                              Cal Dive International, Inc.
                             400 N. Sam Houston Parkway E.
                                       Suite 400
                                  Houston, Texas 77060
                                     (281) 618-0400

                                     (281) 618-0400
             (Telephone number, including area code, of agent for service)

                   Approximate date of commencement of proposed sale: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            CALCULATION OF REGISTRATION FEE
================================================================================
                                     PROPOSED       PROPOSED
   TITLE OF                          MAXIMUM         MAXIMUM
  SECURITIES         AMOUNT          OFFERING       AGGREGATE        AMOUNT OF
     TO BE            TO BE         PRICE PER       OFFERING       REGISTRATION
  REGISTERED      REGISTERED(1)     SHARE (2)       PRICE (2)           FEE
--------------------------------------------------------------------------------
Common Stock,   1,454,483 shares     $26 7/8       $39,089,230      $11,531.32
No par value
--------------------------------------------------------------------------------
(1) Represents the maximum number of shares of Common Stock of the Registrant which could be purchased of stock set aside for issuance under

(2) Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on July 8, 1998 as reported on The Nasdaq National Market.

================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by Cal Dive International, Inc. (the "Company") (File No. 0-22739) with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

a. The Company's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

b. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report on Form 10-K.

c. The descriptions of the Company's capital stock contained in the Company's Registration Statement on Form S-1 (Registration No. 333-50751).

      All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Andrew C. Becher, Senior Vice President and General Counsel of the Company, hold options to purchase 100,000 shares of Common Stock at an exercise price of $4.50.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 7 of the Company's Bylaws provides that the Company shall indemnify the directors and officers to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

      In addition, as allowed by Minnesota Statutes, Section 302A.251, Article IX of the Company's 1997 Amended and Restated Articles of Incorporation provides that a director of the Company shall not be

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
personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.

      Further, the Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER      DESCRIPTION

5.1 Opinion of Andrew C. Becher, Senior Vice President and General Counsel, Cal Dive International, Inc., as to the legality of Common Stock of the Company (filed electronically herewith)

23.1        Consent of Arthur Andersen LLP (filed electronically herewith)

23.2 Consent of Andrew C. Becher, Senior vice President and General Counsel, Cal Dive International. Inc. (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page and filed electronically herewith)

99.2 Amended 1995 Incentive Compensation Plan (filed electronically herewith)

ITEM 9. UNDERTAKINGS.

(A)   RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information

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
                  set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) STATEMENT REQUIRED BY ITEM 512(H) IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 6, 1998.

                                    CAL DIVE INTERNATIONAL, INC.

                                    By /s/ OWEN KRATZ
                                           Owen Kratz
                                           Chairman and Chief Executive Officer

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                              POWER OF ATTORNEY

      We, the undersigned directors and officers of Cal Dive International, Inc., do hereby severally constitute and appoint Owen Kratz and Andrew C. Becher, and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Owen Kratz or Andrew C. Becher, or either of them, may deem necessary or advisable to enable Cal Dive International, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Owen Kratz and Andrew C. Becher, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                         DATE

/s/ OWEN KRATZ            Chairman, Chief Executive Officer,     June 30, 1998
    Owen Kratz            and Director


/s/ S. JAMES NELSON       Executive Vice President and Chief     June 30, 1998
    S. James Nelson       Financial Officer


/s/ A. WADE PURSELL       Chief Accounting Officer               June 30, 1998
    A. Wade Pursell


/s/ GORDON F. AHALT       Director                               June 30, 1998
    Gordon F. Ahalt


/s/ WILLIAM E. MACAULAY   Director                               June 30, 1998
    William E. Macaulay

/s/ DAVID H. KENNEDY      Director                               June 30, 1998
    David H. Kennedy

___________________       Director                               June 30, 1998
Thomas M. Ehret

___________________       Director                               June 30, 1998
Jean-Bernard Fay

___________________       Director                               June 30, 1998
Kenneth Hulls

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